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                                                                EXHIBIT 99.14(b)

                     NUVEEN FLAGSHIP MULTISTATE TRUST II


                        INDEPENDENT AUDITORS' CONSENT


        We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 333-09781 of our reports dated July 3, 1996, relating to the Flagship New Jersey Double Tax Exempt Fund and Flagship
New York Tax Exempt Fund, included in the Statement of Additional Information and the reference to us under the caption "Experts", in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
October 16, 1996